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                                                                   EXHIBIT 21

                              List of Subsidiaries
                              --------------------

SUBSIDIARY:                                      STATE OF INCORPORATION:

BioDevelopment Laboratories, Inc.                Delaware

Genzyme Transgenics Securities Corporation       Massachusetts

TSI Corporation                                  Delaware

Transgenics Investments, Inc.                    Delaware

TSI Premium Foods, Inc.                          Delaware

TSI Washington Laboratories, Inc.                Delaware

TSI Holdings, Inc.                               Delaware

The TSI Center For Diagnostic Products, Inc.     Massachusetts

Argus Research Laboratories, Inc.                Delaware

The Center For Photobiology at Argus, Inc.       Delaware

TSI Mason Laboratories, Inc.                     Massachusetts

TSI Redfield Laboratories, Inc.                  Arkansas

Health and Sciences Research Incorporated        Delaware

International Drug Development Corporation       New York